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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1
(File No. 333   ) of our report dated December 5, 1999 relating to the financial statements of Alamosa PCS LLC (a development stage enterprise), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial and Operating Data" and "Selected Financial Data" in such Registration Statement.





                                         /s/ PricewaterhouseCoopers LLP

Dallas, Texas
December 22, 1999